American Integrity Insurance Group, Inc. Reports Third Quarter 2025 Results
TAMPA, Fla., November 11, 2025 (GLOBE NEWSWIRE) — American Integrity Insurance Group, Inc. (NYSE:
AII), a Tampa-based property and casualty insurance holding company and one of Florida’s leading providers of residential property insurance, today reported financial results for the third quarter of 2025.
As previously disclosed, on May 9 2025, the Company successfully completed its initial public offering (“IPO”). The financial results for the third quarter of 2025 included in this earnings release are those of American Integrity Insurance
Group, Inc. For the purposes of this earnings release and the financial information provided herein, references to
“American Integrity” or the “Company” prior to the consummation of the IPO refer to American Integrity Insurance
Group, LLC and such references after the consummation of the IPO, refer to American Integrity Insurance Group, Inc.
For the third quarter of 2025, American Integrity reported net income available to common shareholders of
$13.2 million, or $0.67 per diluted share, and adjusted net income1 available to common shareholders of $14.0 million, or $0.71 per diluted share.
Third Quarter 2025 Financial Highlights
Highlights for the quarter include:
•Gross premiums written of $239.1 million, an increase of 48.5% compared to the third quarter of 2024
•Policies-in-force ended at 406,094, up 48.6% over September 30, 2024
•Net premiums earned of $52.0 million, an increase of 28.5% compared to the third quarter of 2024
•Combined ratio of 78.9%, a decrease of 15.4 percentage points compared to 94.3% in the third quarter of 2024
•Net investment income of $6.9 million, an increase of 83.8% compared to the third quarter of 2024
•Assumed 1,891 policies from Citizens Property Insurance Corporation (“Citizens”)
Robert Ritchie, Chief Executive Officer, commented,
“We delivered another quarter of robust results, driven by the strength of our distribution partnerships and a favorable market environment.  Legislative reform in Florida continues to have a profound and positive impact, contributing to stability in non-catastrophe loss frequency and severity, along with a benign catastrophe environment through the third quarter.
"I’m pleased with our performance and am even more energized by the opportunities ahead to expand our business and deliver lasting value for our shareholders. Our re-entry into the Tri-County region of Florida is well underway and gaining momentum. This expansion represents a significant new market opportunity that we expect will support sustained voluntary policy growth through 2026. We’ve also refocused our sales and production teams on Florida’s middle-aged home segment, another large and underpenetrated market. In addition, we recently entered the commercial residential market and expect to issue our first policies in the fourth quarter.
"As we pursue these multiple avenues for growth, we remain grounded in our core values and unwavering in our commitment to disciplined underwriting, prudent risk management, and responsible expansion. We believe the foundation we’ve built, anchored in integrity, focus, and resilience, positions American Integrity to thrive in any market environment and continue to create long-term shareholder value.”
1 Adjusted net income and adjusted earnings per share are non-GAAP financial measures. Please see the discussion below under the heading “Reconciliation of Non-GAAP Financial Measures” for additional information concerning these and other non-GAAP financial measures.
Third Quarter 2025 Commentary
•Gross premiums written in the third quarter of 2025 increased by 48.5% to $239.1 million from $161.0 million in the third quarter of 2024. Gross premiums earned in the third quarter of 2025 increased by 34.2% to $221.9 million from $165.4 million in the third quarter of 2024. Net premiums earned in the third quarter of 2025 increased by 28.5% to $52.0 million from $40.5 million in the third quarter of 2024. The increase in gross premiums written, gross premiums earned, and net premiums earned in the third quarter of 2025 as compared to the third quarter of 2024 was driven primarily by new and renewal policies written through the voluntary market and from our strategic participation in the Citizens take-out program.
•Ceded premiums earned in the third quarter of 2025 increased by 36.1% to $170.0 million compared to
$124.9 million in the third quarter of 2024 due to the increase in gross premiums earned and the placement of our 2025-2026 catastrophe excess-of-loss reinsurance program effective June 1, 2025. The Company purchased more reinsurance coverage compared to prior years, reflecting an increase in in-force premium and total insured value (TIV).
•Net investment income in the third quarter of 2025 increased 83.8% to $6.9 million compared to $3.8 million in the third quarter of 2024, which was primarily driven by an increase in invested assets driven by the increased premiums in-force and the proceeds from our IPO.
•Losses and loss adjustment expenses (“LAE”) for the third quarter of 2025 increased 18.5% to $29.7 million compared to $25.0 million for the third quarter of 2024, driven primarily by higher gross premiums earned.
The loss ratio was 54.1% for the third quarter of 2025, compared to 59.0% for the third quarter of 2024.
•Policy acquisition expenses for the third quarter of 2025 decreased 19.7% to $6.3 million compared to $7.8 million for the third quarter of 2024, driven by an increase in non-catastrophe ceded commission allocation.
•The expense ratio was 24.8% for the third quarter of 2025 compared to 35.3% for the third quarter of 2024.
The decrease in the expense ratio was primarily the result of an increase in net premiums earned partially offset by higher salaries and consulting fees incurred to support the public company operations and ongoing growth.
•The combined ratio was 78.9% for the third quarter of 2025 compared to 94.3% for the third quarter of 2024.
•Income tax (benefit) expense was $5.6 million and $2.0 million for the third quarter of 2025 and 2024, respectively. Our effective tax rate for the three months ended September 30, 2025 and 2024 was 29.9% and
31.1%, respectively. On May 7, 2025, the Company reorganized its structure through a tax-free transaction following the contribution by the members of American Integrity Insurance Group, LLC of all of their equity interests in American Integrity Insurance Group, LLC to the Company in exchange for shares of the
Company’s common stock, which changed its tax status from a limited liability company, treated as a partnership for federal income tax purposes, to a corporation subject to United States federal income tax, under Subchapter C of the Internal Revenue Code (the "Corporate Contribution"). Conversion from a non-
taxable entity to a corporation is considered a change in tax status, and has been reflected in the financial statements in accordance with the relevant accounting guidance.
•Shareholders’ equity increased to $315.9 million as of September 30, 2025, compared to $162.4 million as of
December 31, 2024. Growth in shareholders’ equity was due, in part, to net income and proceeds received in the IPO.
•Annualized return on equity was 17.0%, an increase from 11.9% in the third quarter of 2024.
Results of Operations

	Three Months Ended September 30,
($ in thousands)	2025	2024	$ Change	% Change
Gross premiums written	$239,100	$160,977	$78,123	48.5%
Change in gross unearned premiums	(17,151)	4,384	(21,535)	(491.2)%
Gross premiums earned	221,949	165,361	56,588	34.2%
Ceded premiums earned	(169,950)	(124,897)	(45,053)	36.1%
Net premiums earned	51,999	40,464	11,535	28.5%
Policy fees	2,805	1,928	877	45.5%
Net investment income	6,906	3,757	3,149	83.8%
Net realized gains (losses) on investments	41	18	23	127.8%
Other income	275	376	(101)	(26.9)%
Total Revenues	62,026	46,543	15,483	33.3%
Losses and loss adjustment expenses	29,652	25,017	4,635	18.5%
Policy acquisition expenses	6,254	7,790	(1,536)	(19.7)%
General and administrative expenses	7,347	7,185	162	2.3%
Total Expenses	43,253	39,992	3,261	8.2%
Income before taxes	18,773	6,551	12,222	186.6%
Income tax (benefit) expense	5,610	2,038	3,572	175.3%
Net Income	$13,163	$4,513	$8,650	191.7%
Loss ratio(1)	54.1%	59.0%
Expense ratio(2)	24.8%	35.3%
Combined ratio(3)	78.9%	94.3%
Annualized return on equity(4)	17.0%	11.9%
(1)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(2)Expense ratio is the ratio of policy acquisition and general and administrative expenses to net premiums earned plus policy fees.
(3)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(4)Annualized return on equity is defined as net income, annualized, divided by the average beginning and ending shareholders’ equity during the applicable period.

	Nine Months Ended September 30,
($ in thousands)	2025	2024	$ Change	% Change
Gross premiums written	$738,245	$530,061	$208,184	39.3%
Change in gross unearned premiums	(82,401)	(47,686)	(34,715)	72.8%
Gross premiums earned	655,844	482,375	173,469	36.0%
Ceded premiums earned	(472,275)	(362,109)	(110,166)	30.4%
Net premiums earned	183,569	120,266	63,303	52.6%
Policy fees	7,976	5,656	2,320	41.0%
Net investment income	15,788	10,419	5,369	51.5%
Net realized gains (losses) on investments	542	103	439	426.2%
Other income	536	791	(255)	(32.2)%
Total Revenues	208,411	137,235	71,176	51.9%
Losses and loss adjustment expenses	71,702	58,024	13,678	23.6%
Policy acquisition expenses	15,642	19,695	(4,053)	(20.6)%
General and administrative expenses	35,287	19,224	16,063	83.6%
Total Expenses	122,631	96,943	25,688	26.5%
Income before taxes	85,780	40,292	45,488	112.9%
Income tax (benefit) expense	7,027	8,948	(1,921)	(21.5)%
Net Income	$78,753	$31,344	$47,409	151.3%
Loss ratio(1)	37.4%	46.1%
Expense ratio(2)	26.6%	30.9%
Combined ratio(3)	64.0%	77.0%
Annualized return on equity(4)	43.9%	29.0%
(1)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(2)Expense ratio is the ratio of policy acquisition and general and administrative expenses to net premiums earned plus policy fees.
(3)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(4)Annualized return on equity is defined as net income, annualized, divided by the average beginning and ending shareholders’ equity during the applicable period.
Policies in-force and in-force premiums
Policies in-force represents the number of active insurance policies with coverage in effect as of the end of the period referenced. We utilize the change in the number of policies in-force to assess the trajectories of our operations. In-force premium represents the annual premium for active insurance policies with coverage in effect as of the end of the period referenced.

	As of September 30,
($ in thousands)	2025	2024	% Change
Policies In-Force	406,094	273,222	48.6%
In-Force Premium	$910,404	$699,213	30.2%
Policies in-force were 406,094 as of September 30, 2025, an increase of 48.6% compared to policies in-force of
273,222 as of September 30, 2024, and an increase of 14.0% compared to policies in-force of 356,108 as of
December 31, 2024. The increase in our policies in-force was primarily due to new policies written through the voluntary market and the 2024-2025 Citizens take-outs.
Reconciliation of Non-GAAP Financial Measures:
Adjusted net income (loss) is a non-GAAP financial measure defined as net income excluding net realized gains or losses on investments, stock compensation expense, and certain non-recurring or non-cash expenses, including those incurred in connection with our IPO, net of tax. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our results of operations and our underlying business performance excluding the impact of realized gains and losses on the sale of securities, which we do not view as core to the underlying trends in our business. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Net income increased $8.7 million, or 191.7%, to $13.2 million for the three months ended September 30, 2025 from $4.5 million for the three months ended September 30, 2024. Adjusted net income (loss) increased $9.5 million, or 210.9%, to $14.0 million for the three months ended September 30, 2025 from $4.5 million for the three months ended September 30, 2024. The increase was due largely to the financial benefits of our recent participation in the Citizens take-out program and premiums from new policies written through the voluntary market, combined with improved underwriting performance due, in part, to the absence of significant storm activity in Florida during the third quarter of 2025.
Adjusted earnings per share is a non-GAAP measure, which is calculated as adjusted net income available to common stockholders divided by weighted average diluted common shares outstanding. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends.
Adjusted net income (loss) and adjusted earnings per share for the three and nine months ended September 30,
2025 and 2024 reconciles to net income and earnings per share, respectively, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Net Income	$13,163	$4,513	$78,753	$31,344
Add:
Stock compensation(1)	—	—	10,433	—
Termination of MSA(2)	—	—	3,000	—
One-time bonus(2)	—	—	1,387	—
One-time IPO expenses(2)	—	—	1,654	—
Post IPO transition expenses(2)	1,084	—	1,084	—
Less:
Net realized gains on Investments	41	18	542	103
Change in tax status(3)	—	—	9,722	—
Tax effect(4)	219	(4)	2,683	(22)
Adjusted net income	$13,987	$4,499	$83,364	$31,263
Adjusted income allocated to participating securities	—	194	2,190	1,350
Numerator:
Adjusted net income available for common shareholders	13,987	4,305	81,174	29,913
Denominator:
Weighted average common shares outstanding - basic and diluted	19,573	12,904	16,446	12,904
Earnings per share:
Basic	$0.67	$0.33	$4.66	$2.32
Diluted	$0.67	$0.33	$4.66	$2.32
Adjusted earnings per share:
Basic	$0.71	$0.33	$4.94	$2.32
Diluted	$0.71	$0.33	$4.94	$2.32
(1)Stock-based compensation expense recognized of $10,433 for the nine months ended September 30, 2025, and approximately $4,241 was nondeductible for U.S. federal income tax purposes.
(2)Material non-recurring items that we do not expect to continue in the future and believe are not reflective of our ongoing operations and our performance.
(3)The change in tax status of the parent company from a non-taxable entity to a taxable corporation resulted in recognition of a deferred income tax benefit. This adjustment has been removed using the U.S. federal statutory and state blended corporate tax rate of 25.262% for consistency with the tax asset recorded.
(4)We included the tax impact of all adjustments to adjusted net income using the U.S. federal statutory corporate tax rate of
21%. While the Company’s actual effective tax rates for the nine months ended September 30, 2025 and 2024 were 8.2%
and 22.2% respectively, the use of the statutory rate provides a consistent and simplified approach for comparability.
This approach is applied uniformly, including to items that may be partially or fully nondeductible for tax purposes. The tax effect row is presented exclusive of the change in tax status impact
Underlying loss and loss adjustment expense ratio
Underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the underlying loss and loss adjustment expense ratio by subtracting current year net catastrophe losses and prior year net reserve development from total net losses and LAE and dividing that amount by the sum of total net premiums earned plus policy fees. We use the underlying loss and LAE ratio to allow us to analyze our loss trends before the impact of catastrophe losses and prior year reserve development. These two items can have a significant impact on our loss trends in a given period. We believe it is useful for investors to evaluate these components both separately and in the aggregate when reviewing our performance. The most directly comparable GAAP measure is net loss and LAE ratio. The underlying loss and LAE ratio should not be considered a substitute for net loss and LAE ratio and does not reflect the overall profitability of our business.
The following table summarizes loss ratios and underlying loss and LAE ratios for the three and nine months ended September 30, 2025, and 2024:

	Three Months Ended September 30,
($ in thousands)	2025	2024
Total Net Premiums Earned	$51,999	$40,464
Plus: Policy Fees	2,805	1,928
Total Net Premiums Earned Plus Policy Fees	54,804	42,392
Losses and Loss Adjustment Expenses, Net	29,652	25,017
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	54.1%	59.0%
Less:
Current Year Net Catastrophe Losses	—	10,012
Prior Year Net Reserve Development	2,312	(405)
Underlying Loss and Loss Adjustment Expenses, Net	$27,340	$15,410
Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	49.9%	36.4%

	Nine Months Ended September 30,
($ in thousands)	2025	2024
Total Net Premiums Earned	$183,569	$120,266
Plus: Policy Fees	7,976	5,656
Total Net Premiums Earned Plus Policy Fees	191,545	125,922
Losses and Loss Adjustment Expenses, Net	71,702	58,024
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	37.4%	46.1%
Less:
Current Year Net Catastrophe Losses	—	18,107
Prior Year Net Reserve Development	1,195	(6,762)
Underlying Loss and Loss Adjustment Expenses, Net	$70,507	$46,679
Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	36.8%	37.1%
Conference Call
As previously announced, American Integrity will hold a conference call to discuss its third quarter results at 9:30
a.m. Eastern Time on November 12, 2025.The call can be accessed by dialing (800) 715-9871 (listen-only toll-
free), +1 (646) 307-1963 (listen-only international), or (647) 932-3411 (listen-only Canada-Toronto) and using the conference ID code: 2890895.  Please call the conference telephone number 10 minutes before the start time.
The earnings call can also be accessed by clicking the webcast link available on the Investor Relations section of the Company’s website at www.aii.com.
A replay of the call will be available by telephone after 8:00 p.m. Eastern Time on the same day as the call and can be accessed by dialing (800) 770-2030 (toll-free) or +1 (609) 800-9909 (international) and using the replay ID code: 2890895#.  The replay can also be accessed via the Investor Relations section of the Company’s website at
www.aii.com.
The replay will be available for one year.
About American Integrity Insurance Group, Inc.
American Integrity Insurance Group, Inc. (NYSE: AII) is a leading provider of residential property insurance, focused on delivering innovative, reliable coverage to homeowners throughout the Southeast. Founded in 2006 and headquartered in Tampa, American Integrity protects policyholders with strength and purpose – today and for generations to come. For more information, visit www.aii.com
Forward-Looking Statements
Certain statements in this press release and on the related teleconference call may be forward-looking statements.
All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: our outlook; our business strategy; writing new business and retaining existing policies; new insurance products; availability of reinsurance coverage;
expectations on future growth; future Citizens take-out opportunities; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; reserves for losses and loss adjustment expenses;
geographic expansion; reduction of our quota share; competition; future regulatory, judicial and legislative changes; forecasts of future revenues and appropriately planning our expenses; and our plans regarding our capital expenditures and investment portfolio. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,”
“plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would” or the negative of these terms or other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.
Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the potential that we may face significant losses due to being a property and casualty insurer and our exposure to catastrophic events and severe weather conditions, which can be unpredictable; our loss reserves are estimates and may be inadequate to cover our actual liability for losses, and actual claims incurred have exceeded, and in the future may exceed, reserves established for claims; the dependence of our financial results on the regulatory, legal, economic and weather conditions in Florida due to the fact that we conduct substantially all of our business in Florida; changing climate conditions may increase the severity and frequency of catastrophic events and severe weather conditions; the severity and frequency of catastrophe events of which are unpredictable; dependence upon the effectiveness of exclusions and other loss limitation methods in the insurance policies we assume or write; reliance upon third-party distribution partners, including independent insurance agents, homebuilder-affiliated agents and national insurance carriers; our ability to pursue Citizens take-out opportunities; cyclical changes in the insurance industry; our ability to obtain reinsurance coverage at commercially reasonable rates, or at all; credit risk of our reinsurers who may suffer a downgrade; the inherent uncertainty of models and our reliance on such models as a tool to evaluate risk, and the dependence of our results upon our ability to accurately price the risks we underwrite; the possibility that our information technology systems may fail or be disrupted; our ability to expand our business and the possible need to acquire additional capital in the future to fund such expansion; the ability of our claims department, or the third-party claims adjusters whom we may engage, to effectively manage or remediate claims as well as unanticipated increases in the severity or frequency of claims; the possibility that actual renewals of our existing policies will not meet expectations; increased competition and market conditions, including changes in our financial stability and credit ratings; the extensive regulatory environment in which we operate that requires approval of rate increases, can mandate rate decreases, and that can dictate underwriting practices and mandate participation in loss sharing arrangements, and other potential further restrictive regulation we may face;
mandatory assessments or competition for government entities may create short-term liabilities or affect our ability to underwrite more policies; and other risks identified in “Risk Factors” in our reports filed with the
Securities and Exchange Commission. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
Company Contact:
Ben Lurie, CFO
American Integrity Insurance Group, Inc.
Tel (813) 551-1014
blurie@aii.com
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost of $327,571 and $214,505, respectively)	$329,883	$214,045
Short-term investments (amortized cost of $27,098 and $0, respectively)	27,098	—
Total investments	356,981	214,045
Cash and cash equivalents	144,784	173,220
Restricted cash	39,540	6,052
Premiums receivable, net	54,172	51,594
Accrued investment income	3,183	2,174
Prepaid reinsurance premiums	444,042	268,254
Reinsurance recoverable, net	371,882	462,097
Property and equipment, net	6,255	1,843
Right-of-use assets – operating leases	992	2,498
Deferred income tax asset, net	6,655	—
Other assets	5,194	16,368
Total assets	$1,433,680	$1,198,145
Liabilities and shareholders’ equity
Liabilities:
Unpaid losses and loss adjustment expenses	$363,445	$475,708
Income tax payable	1,304	11,873
Unearned premiums	504,281	421,881
Reinsurance payable	177,568	56,348
Advance premiums	20,812	6,561
Deferred income tax liability, net	—	1,122
Long-term debt	721	1,029
Lease liabilities – operating leases	1,028	2,612
Deferred policy acquisition costs, net of unearned ceding commissions	22,897	31,931
Other liabilities and accrued expenses	25,744	26,688
Total liabilities	$1,117,800	$1,035,753
Shareholders’ equity:(1)
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,576,804 shares issued and outstanding at September 30, 2025 and 12,904,495 shares issued and outstanding at December 31, 2024	20	13
Additional paid-in capital	105,821	10,274
Accumulated other comprehensive loss, net of taxes	1,729	(327)
Retained earnings	208,310	152,432
Total shareholders’ equity	315,880	162,392
Total liabilities and shareholders’ equity	$1,433,680	$1,198,145
(1)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Condensed Consolidated Statement of Operations and Comprehensive Income (unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

Revenues:
Gross premiums written	$239,100	$160,977	$738,245	$530,061
Change in gross unearned premiums	(17,151)	4,384	(82,401)	(47,686)
Gross premiums earned	221,949	165,361	655,844	482,375
Ceded premiums earned	(169,950)	(124,897)	(472,275)	(362,109)
Net premiums earned	51,999	40,464	183,569	120,266
Policy fees	2,805	1,928	7,976	5,656
Net investment income	6,906	3,757	15,788	10,419
Net realized gains (losses) on investments	41	18	542	103
Other income	275	376	536	791
Total revenues	$62,026	$46,543	$208,411	$137,235
Expenses:
Losses and loss adjustment expenses, net	$29,652	$25,017	$71,702	$58,024
Policy acquisition expenses	6,254	7,790	15,642	19,695
General and administrative expenses	7,347	7,185	35,287	19,224
Total expenses	$43,253	$39,992	$122,631	$96,943
Income before income taxes	18,773	6,551	85,780	40,292
Income tax (benefit) expense	5,610	2,038	7,027	8,948
Net income	$13,163	$4,513	$78,753	$31,344
Other comprehensive income:
Unrealized holding gains on available-for- sale securities, net of taxes	774	1,043	2,463	1,230
Reclassification adjustment for net realized gains, net of taxes	(32)	(14)	(407)	(81)
Total other comprehensive income	742	1,029	2,056	1,149
Comprehensive income	$13,905	$5,542	$80,809	$32,493
Earnings per share:(1)
Basic and diluted earnings per share	$0.67	$0.33	$4.66	$2.32
Weighted average shares outstanding – Basic and diluted	19,572,595	12,904,495	16,446,038	12,904,495
(1)Both the number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of American Integrity Insurance Group, Inc. as a result of the Corporate
Contribution.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows provided by (used in) operating activities
Net income	$78,753	$31,344
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	10,533	—
Amortization and depreciation	1,545	2,117
Deferred income taxes	(7,777)	(1,191)
Net realized (gains)	(542)	(103)
Changes in operating assets and liabilities:
Premiums receivable	(2,578)	(163)
Accrued investment income	(1,009)	(27)
Prepaid reinsurance premiums	(175,788)	(117,951)
Reinsurance recoverable	90,215	(9,234)
Other assets	11,174	(8,546)
Unpaid losses and loss adjustment expense	(112,263)	38,355
Unearned premiums	82,400	45,502
Reinsurance payable	121,220	700
Advance premiums	14,251	(1,426)
Income taxes payable (recoverable)	(10,569)	9,522
Operating lease payments	(1,584)	(1,553)
Deferred policy acquisition costs, net unearned ceding commissions	(9,034)	13,669
Other liabilities and accrued expenses	(944)	(4,807)
Net cash provided by (used in) operating activities	88,003	(3,792)
Cash flows provided by (used in) investing activities
Purchases of property and equipment	(5,036)	(1,214)
Proceeds from sales and maturities of fixed maturity securities	109,475	68,890
Purchases of fixed maturity securities	(222,264)	(46,105)
Proceeds from sales and maturities of short-term investments	—	1,943
Purchases of short-term investments	(26,963)	—
Net cash from provided by (used in) investing activities	(144,788)	23,514
Cash flows provided by (used in) financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	93,000	—
Payments on tax withheld on vesting of restricted stock awards	(3,753)	—
Cash distributions to members(1)	(22,875)	(12,024)
Repayment of long-term debt	(308)	(309)
Payments of initial public offering costs	(4,227)	—
Net cash from provided by (used in) financing activities	61,837	(12,333)
Net increase in cash, cash equivalents and restricted cash	5,052	7,389
Cash, cash equivalents and restricted cash at beginning of year	179,272	62,168
Cash, cash equivalents and restricted cash at end of period	$184,324	$69,557
Supplemental disclosures of cash flow information
Interest paid	19	55
Income taxes paid	26,275	1,000
(1)The distributions were made to members prior to the IPO.